POWER OF ATTORNEY

Know all men by these presents:

That I, Jon F. Hanson , a member of the Board of Directors of The Prudential Insurance Company of America ("Prudential"), do hereby make, constitute and appoint as my true and lawful attorneys in fact CLIFFORD E. KIRSCH, THOMAS C. CASTANO, C. CHRISTOPHER SPRAGUE, JONATHAN SHAIN, and JOHN M. EWING or any of them severally for me and in my name, place and stead to sign, where applicable: Registration statements on the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of the Prudential Insurance Company of America and filed with the Securities and Exchange Commission for the following:

The Prudential Variable Contract Account-2 and group variable annuity contracts, to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-10 and group annuity contracts, to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-11 and group annuity contracts, to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-24 and group annuity contracts, to the extent they represent participating interests in such account;

The Prudential Variable Contract Real Property Account and individual variable life insurance and annuity contracts, to the extent they represent participating interests in such account;

Prudential’s Investment Plan Account and Systematic Investment Plan Contracts, to the extent they represent participating interests in such account, and shares of the Common Stock of Prudential’s Gibraltar Fund;

Prudential’s Annuity Plan Account and Variable Annuity Contracts, to the extent they represent participating interests in such account, and shares of the Common Stock of Prudential’s Gibraltar Fund;

Prudential’s Annuity Plan Account-2 and Variable Annuity Contracts, to the extent they represent participating interests in such account, and shares of the Common Stock of Prudential’s Gibraltar Fund;

The Prudential Individual Variable Contract Account and Individual Variable Annuity Contracts, to the extent they represent participating interests in such account;

The Prudential Qualified Individual Variable Contract Account and Individual Variable Annuity Contracts, to the extent they represent participating interests in such account;

The Prudential Variable Appreciable Account and Variable Life Insurance Contracts, to the extent they represent participating interests in such account;

The Prudential Variable Life Insurance Account and Variable Life Insurance Contracts, to the extent they represent participating interests in such account;

The Prudential Variable Contract Account GI-2 and Group Variable Life Insurance Contracts, to the extent they represent participating interests in such account;

The Prudential Discovery Premier Group Variable Contract Account and group annuity contracts, to the extent they represent participating interests in such account; and

The Prudential Discovery Select Group Variable Contract Account and group annuity contracts, to the extent they represent participating interests in such account.

IN WITNESS WHEREOF, I have hereunto set my hand this _____14th______ day of ___February__________, 2006.

_/s/__________________________

Jon F. Hanson

Director